Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan of our reports dated February 29, 2024, with respect to the consolidated financial statements of Globalstar, Inc. and the effectiveness of internal control over financial reporting of Globalstar, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
April 10, 2024